United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 4, 2014

Date of Report

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 4, 2014, at a special meeting of the Board of Directors of Oak Ridge Energy Technologies, Inc. (the “Company,” “we,” “our,” “us” or words of similar import), our Board of Directors adopted a new Business Conduct and Code of Ethics (the “Code”); an Insider Trading Policy that is Exhibit A to the Code; and an equity incentive plan (the “2014 Equity Incentive Plan” or the “Plan”).  Copies of the Code, the Insider Trading Policy and the 2014 Equity Compensation Plan are filed as Exhibits to this Current Report and are incorporated herein by reference.  See Item 9.01.

The Code:  The Code replaces our prior Code of Ethics and outlines the following in greater detail: Purpose (Section I); Administration (Section II); Compliance with Laws, Rules and Regulations (Section III); Conflicts of Interest (Section IV); Confidentiality; Protection and Proper Use of the Company’s Assets (Section V); Fair Dealing (Section VI);  Corporate Opportunity (Section VII); Accurate and Timely Periodic Reports (Section VIII); Reporting and Compliance Procedures (Section IX); Dissemination (Section X); and Waivers (Section XI).  The Code substantially increases the responsibilities of all covered persons and outlines in detail guidelines and information that conform to these Section headings with respect to all covered persons.  For further information regarding the Plan, please see Exhibit 14, which is referenced in Item 9.01.

The Insider Trading Policy:  The Insider Trading Policy recognizes the laws that prohibit the purchase or sale of securities by persons who are aware of material nonpublic information about a company, as well as the disclosure of material, nonpublic information about a company to others who then trade in the company’s securities, while providing standards designed to prevent insider trading and to help Oak Ridge personnel avoid the consequences associated with violations of the insider trading laws.  In addition to the purposes for which the Insider Trading Policy was adopted, it defines “insiders” broadly, to include directors, corporate officers and employees, along with consultants, others who receive access to material non-public information and household or immediate family members of insiders. “Material” non-public information is also broadly defined, and reference is made to Section 3 for a list of examples. Black-Out Periods that are set cover the 20 days prior to the release of any financial information by the Company and three full trading days following the release of any such information.  These periods would include related Press Releases or any such information contained in our Annual, Quarterly or Current Report filings. Additional Black-Out Periods will be in place until non-public material information is publicly disclosed and for three full trading days following such public disclosure.  The Black-Out Periods do not apply to the exercise of stock options or other stock issuances approved by the Board of Directors.  The “Policy” and “Special Rules” applicable to the Insider Trading Policy are outlined Sections 4 and 5, respectively.  Section 4 lists compliance guideline requirements; and Section 5 describes the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting requirements of applicable insiders and lists certain obligations of insiders, like pre-clearing requirements and the prohibitions on short sales and violations of SEC Rule 10b-5, among others.   This summary of the Insider Trading Policy should be read with the copy of the Insider Trading Policy that accompanies this Current Report as Exhibit 10.1.  See Item 9.01.

The 2014 Equity Incentive Plan:  The purpose of the Plan is to attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.  The 10,500,000 shares reserved for issuance under the Plan were acquired by the Company and reserved for issuance under a plan like the 2014 Equity Incentive Plan under a Settlement Agreement between the Company and others dated December 23, 2013, a copy of which was filed with our 8-K Current Report dated December 23, 2013, which was filed with the SEC on December 31, 2013.  For additional information in that respect, please see such Current Report, which is referenced in Item 9.01.  For further information regarding the Plan, please see Exhibit 10.2, which is referenced in Item 9.01.  It is anticipated that shares issued under the Plan will have vesting requirements, with shares planned to vest in equal increments over a three year period, holding period requirements and lock-up/leak-out resale provisions as the Board of Directors may determine in each particular instance; and that the shares to be issued under the Plan will be registered with the SEC on Form S-8.  Presently, no awards, stock options or other rights have been granted by the Board of Directors under the Plan, though it has determined that certain awards or stock options or other rights will be issued following the registration of the shares under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10.1

Insider Trading Policy

10.2

2014 Equity Incentive Plan

14

Business Conduct and Code of Ethics

*8-K Current Report dated December 23, 2013, which was filed with the SEC on December 31, 2013.

*Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Date:	March 11, 2014	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director

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